UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 15, 2011

AKEENA SOLAR, INC. (d/b/a Westinghouse Solar) (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information described in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2011, Akeena Solar, Inc. d/b/a Westinghouse Solar, a Delaware corporation (“Westinghouse Solar ”) and its subsidiaries (collectively, the “Borrowers”), entered into a Business Financing Agreement (the "2011 Credit Facility") with Bridge Bank, National Association (“Bridge Bank”) to finance Westinghouse Solar’s Receivables (as defined in the 2011 Credit Facility). The 2011 Credit Facility provides for a credit limit of $750,000, representing the maximum amount of advances based on up to 50% of $1.5 million of gross eligible accounts receivables. The 2011 Credit Facility may be terminated at anytime by either party and may be renewed under similar terms if acceptable and agreed to by the parties. If any advance is not repaid in full within 90 days from the earlier of (a) invoice date, or (b) the date on which such advance is made, Westinghouse Solar shall immediately pay the outstanding amount to Bridge Bank. Outstanding loans under the 2011 Credit Facility will accrue interest at the Bridge Bank Prime rate plus 3.0% (annualized) of the daily gross financed amount outstanding.  The 2011 Credit Facility is secured by substantially all of the assets of the Borrowers. A processing fee of 0.5% on the gross financed receivable amount will be charged at each advance and a facility fee equal to 1.0% ($15,000) of the gross credit facility amount was paid at closing, which fee will accrue annually thereafter.

The 2011 Credit Facility contains both affirmative and negative covenants, subject to materiality and other qualifications and exceptions customary for a credit facility of this size and type. The Borrowers’ obligations under the 2011 Credit Facility may be accelerated upon the occurrence of an event of default in accordance with the terms of the 2011 Credit Facility documentation, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties, cross-defaults related to material indebtedness, bankruptcy and insolvency related defaults, defaults relating to certain other matters, loss of perfected lien status and the occurrence of a change of control.

The foregoing is not a complete summary of the terms of the 2011 Credit Facility described in this Item 2.03, and reference is made to the complete text of the 2011 Credit Facility, which will be filed as an exhibit to our Form 10-K for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer